2:08 PM










 EXHIBIT 23


 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS (FORM S-8 NOS.2-76091, 2-89977, 33-47000 AND 33-64990 OF ARROW AUTOMOTIVE
 INDUSTRIES, INC.OF OUR REPORT DATED SEPTEMBER 5, 1996, EXCEPT FOR NOTES 1 AND 6 AS TO WHICH THE DATE IS SEPTEMBER 27, 1996, WITH RESPECT TO THE FINANCIAL STATEMENTS AND SCHEDULE OF ARROW AUTOMOTIVE INDUSTRIES, INC., INCLUDED IN THE ANNUAL REPORT (FORM 10-K) FOR THE YEAR ENDED JUNE 29, 1996.




                                                ERNST & YOUNG LLP

 BOSTON, MASSACHUSETTS
 SEPTEMBER 27, 1996                             \S\ ERNST & YOUNG LLP